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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

MarkWest Energy Partners, L.P.
(Exact name of registrant as specified in its chapter)

Delaware	1-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO		80112-5000
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: 303-290-8700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

        On May 5, 2005, management of MarkWest Energy Partners, L.P. (the "Partnership"), after discussion with the Audit Committee of our Board of Directors, determined that previously issued financial statements for the years 2002 and 2003 and the first three quarters of 2003 and 2004 should be restated to reflect compensation expense for the sale of subordinated Partnership units and interests in the Partnership's General Partner to certain directors and officers of the Partnership's parent company, MarkWest Hydrocarbon, Inc. ("MarkWest Hydrocarbon") from 2002 through 2004.

        MarkWest Hydrocarbon had historically recorded its sale of the subordinated Partnership units and interests in the General Partner to certain of MarkWest Hydrocarbon's directors and officers (the "Transactions") as a sale of an asset. However, MarkWest Hydrocarbon recently determined that these Transactions should be accounted for as compensatory arrangements, consistent with the guidance in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), which requires MarkWest Hydrocarbon to record compensation expense based on the market value of the subordinated Partnership units and of the General Partner interests held by the officers and directors, at the end of each reporting period. As a consequence, on April 15, 2005, MarkWest Hydrocarbon announced that it would be required to restate its financial information for previous years to reflect compensation expense for these Transactions.

        In the process of determining the ultimate accounting treatment for these Transactions, a conclusion was reached by the Partnership that the compensation expense related to services provided by MarkWest Hydrocarbon's directors and officers recognized under APB 25 should be allocated to the Partnership pursuant to Staff Accounting Bulletin 1-B, Allocation of Expenses And Related Disclosure In Financial Statements of Subsidiaries, Divisions Or Lesser Business Components of Another Entity. This conclusion requires that the Partnership restate its financial statements for the years ended December 31, 2002, 2003 and the first three quarters of 2003 and 2004. The compensation expense affects the income statement and balance sheet presentation for these periods; however the charge is a non-cash item that did not affect management's determination of the Partnership's distributable cash flow for any period, and did not affect net income attributed to the limited partners. The Audit Committee of the Company has discussed these matters with our independent registered public accounting firms relevant to those periods.

        As a consequence, the previously issued financial statements for 2002 and 2003 and the first three quarters of 2003 and 2004 contained in the Partnership's previously filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q should no longer be relied upon. The Partnership plans to restate its financial statements as of December 31, 2003 and for the years ended December 31, 2003 and December 31, 2002 to reflect the compensation expense adjustments discussed above in connection with filing its Annual Report on Form 10-K for the year ended December 31, 2004. This Form 10-K will also include the financial statements for 2004. The Partnership also intends to file Forms 10-Q/A for the first three quarters of 2004 to restate its quarterly financial information for 2003 and 2004.

        The Partnership expects, based on current facts and circumstances, to complete its 2004 Form 10-K and the restated financial statements for the above noted periods and to file them concurrently with its Quarterly Report on Form 10-Q for the first quarter of 2005 by May 31, 2005.

        The Partnership has issued a press release regarding these matters, which is attached as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)
Exhibits

        The exhibit identified below is filed as part of this report:

        Exhibit 99.1 Press Release of the Partnership dated May 6, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, MarkWest Energy Partners, L.P., as registrant, has duly caused this report to be signed on its behalf by the undersigned, hereunto authorized.

MarkWest Energy Partners, L.P. (Registrant)
	By:	MarkWest Energy GP, L.L.C. its General Partner
Date: May 6, 2005	By:	/s/ JAMES G. IVEY
	Name:	James G. Ivey
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Partnership dated May 6, 2005.

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  ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.
  ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
Exhibit Index